Exhibit 99.1



                                                               August 19, 2005

FOR IMMEDIATE RELEASE
Contact:  Laura Ulbrandt (212) 460-1900


                     LEUCADIA NATIONAL CORPORATION ANNOUNCES
                   CONSUMMATION OF MK RESOURCES COMPANY MERGER

Leucadia National Corporation (LUK - NYSE) announced today the completion of the merger of a wholly owned subsidiary of Leucadia with and into MK Resources Company (MKRR - OTCBB). As a result of the merger, MK Resources is now a wholly owned subsidiary of Leucadia, and MK Resources' securities will no longer be publicly traded.

In the merger, each outstanding share of MK Resources common stock (other than shares owned by Leucadia, and shares for which appraisal is validly sought under applicable provisions of Delaware law or under the contractual appraisal rights previously announced by MK Resources) was converted into the right to receive
0.0317 of a Leucadia common share. In the merger, Leucadia will issue up to approximately 333,503 common shares, representing approximately 0.3% of the Leucadia common shares outstanding as of August 18, 2005.

American Stock Transfer & Trust Company, the exchange agent for the merger, will shortly mail to former MK Resources stockholders materials to be used for exchanging their old MK Resources stock certificates for the merger consideration. Former MK Resources stockholders are urged to read these materials in full because they will contain important information regarding their rights and the merger.

                                    * * * * *

This press release may contain "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Although Leucadia believes any such statement is based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially. For a discussion of factors that may cause results to differ, see Leucadia's SEC reports, including its Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 and its Annual Report on Form 10-K, as amended, for the year ended December 31, 2004. These forward-looking statements speak only as of the date hereof. Leucadia disclaims any intent or obligation to update these forward-looking statements.